Exhibit 99.1
Press Release — For Immediate Release
April 27, 2010
CCFNB Bancorp, Inc. Reports First Quarter 2010 Earnings
Bloomsburg, PA — CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the first quarter of 2010.
Net income, as reported under U.S. Generally Accepted Accounting Principles, for the three months ended March 31, 2010 was $1,540,000 compared to $1,543,000 for the same period in 2009. Earnings per share for the three months ended March 31, 2010 and 2009 were $.69. Annualized return on average assets and return on average equity were 1.02% and 9.30% for the three months ended March 31, 2010 as compared to 1.09% and 10.02% for the same period of 2009. The return on average assets and return on average equity were 1.01% and 9.25% for the year ended December 31, 2009.
The net interest margin, tax effected, on interest earning assets was 3.80% as of March 31, 2010 and the year ended December 31, 2009.
Total assets increased $3.6 million to $606.1 million at March 31, 2010 from $602.5 million at December 31, 2009. Since the end of 2009, net loans increased $6.7 million, an increase of 2.0% . Total deposits increased $6.0 million while short term borrowings decreased $2.7 million since the end of 2009. Long term borrowings decreased $5.0 million since the end of 2009.
Stockholders’ equity, excluding accumulated other comprehensive income, has increased $529 thousand to $63.1 million as of March 31, 2010. The current level of stockholders’ equity equated to a book value per share of $29.51 at March 31, 2010 as compared with $28.95 as of December 31, 2009. During the three months ended March 31, 2010 cash dividends of $0.29 per share were paid to stockholders compared to $0.24 for the comparable period of 2009. The current dividend represents an increase of 20.8% as compared to 2009 amounts. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 10.9% as compared to 10.8% as of December 31, 2009.
Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.
Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
(In Thousands)	2010	2009
ASSETS
Cash and due from banks	$25,247	$10,751
Interest-bearing deposits in other banks	72	116
Federal funds sold	1,043	592

Total cash and cash equivalents	26,362	11,459

Investment securities, available for sale, at fair value	200,568	220,266
Restricted securities, at cost	3,168	2,984
Loans,net of unearned income	336,944	330,489
Less: Allowance for loan losses	3,986	4,210

Loans, net	332,958	326,279
Premises and equipment, net	12,508	12,583
Accrued interest receivable	1,903	2,006
Cash surrender value of bank-owned life insurance	11,581	11,440
Investment in limited partnerships	646	687
Intangible Assets:
Core deposit	2,617	2,768
Goodwill	7,937	7,937
Prepaid FDIC assessment	1,902	2,037
Other assets	3,934	2,043

TOTAL ASSETS	$606,084	$602,489

LIABILITIES
Interest-bearing deposits	$412,393	$406,554
Noninterest-bearing deposits	55,863	55,734

Total deposits	468,256	462,288

Short-term borrowings	49,250	51,997
Long-term borrowings	10,127	15,128
Junior subordinate debentures	4,640	4,640
Accrued interest payable	763	859
Other liabilities	7,085	2,491

TOTAL LIABILITIES	540,121	537,403

STOCKHOLDERS’ EQUITY
Common stock, par value $1.25 per share; authorized 5,000,000 shares; issued 2,274,990 shares in 2010 and 2,270,850 shares in 2009	2,844	2,838
Surplus	27,646	27,539
Retained earnings	33,613	32,723
Accumulated other comprehensive income	2,871	2,523
Treasury stock, at cost; 40,000 shares in 2010 and 22,500shares in 2009	(1,011)	(537)

TOTAL STOCKHOLDERS’ EQUITY	65,963	65,086

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$606,084	$602,489

See accompanying notes to unaudited consolidated financial statements.

CCFNB Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	For the Three Months Ended March 31,
(In Thousands, Except Per Share Data)	2010	2009
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,677	$4,733
Tax-exempt	212	203
Interest and dividends on investment securities:
Taxable	1,861	2,212
Tax-exempt	105	87
Dividend and other interest income	10	26
Federal funds sold	1	5
Deposits in other banks	2	—

TOTAL INTEREST AND DIVIDEND INCOME	6,868	7,266

INTEREST EXPENSE
Deposits	1,537	2,013
Short-term borrowings	106	81
Long-term borro wings	125	137
Junior subordinate debentures	23	42

TOTAL INTEREST EXPENSE	1,791	2,273

NET INTEREST INCOME	5,077	4,993

PROVISION FOR LOAN LOSSES	310	60

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,767	4,933

NON-INTEREST INCOME
Service charges and fees	426	398
Gain on sale of loans	130	96
Earnings on bank-owned life insurance	116	103
Brokerage	89	56
Trust	171	152
Bank card and credit card interchange fees	195	164
Other	171	197

TOTAL NON-INTEREST INCOME	1,298	1,166

NON-INTEREST EXPENSE
Salaries	1,576	1,601
Employee benefits	471	434
Occupancy	293	307
Furniture and equipment	311	323
State shares tax	133	143
Professional fees	145	167
Director’s fees	67	71
FDIC assessments	147	74
Telecommunications	96	86
Amortization of core deposit intangible	151	168
Automated teller machine and interchange	130	127
Other	455	467

TOTAL NON-INTEREST EXPENSE	3,975	3,968

INCOME BEFORE INCOME TAX PROVISION	2,090	2,131
INCOME TAX PROVISION	550	588

NET INCOME	$1,540	$1,543

EARNINGS PER SHARE	$0.69	$0.69

CASH DIVIDENDS PER SHARE	$0.29	$0.24

WEIGHTED AVERAGE SHARES OUTSTANDING	2,243,439	2,254,044

     See accompanying notes to the unaudited consolidated financial statements.

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Operating Highlights

Net income	$1,540	$1,322	$1,461	$1,551	$1,543
Net interest income	5,077	5,123	4,864	4,826	4,993
Provision for loan losses	310	495	310	160	60
Non-interest income	1,298	1,252	1,286	1,361	1,166
Non-interest expense	3,975	3,926	3,916	4,104	3,968

Financial Condition Data:

Total assets	$606,084	$602,489	$592,898	$570,299	$569,542
Loans, net	332,958	326,279	327,165	324,407	321,297
Intangibles	10,554	10,705	10,856	11,013	11,180
Total deposits
Noninterest-bearing	$55,863	$55,734	$49,562	$49,978	$50,857
Savings	60,982	58,072	55,431	57,303	56,673
NOW	71,137	71,396	64,846	66,062	66,286
Money Market	43,925	43,465	41,743	44,303	47,090
Time Deposits	236,349	233,621	231,076	224,182	226,342
Total interest-bearing deposits	412,393	406,554	393,096	391,850	396,391
Core deposits*	231,907	228,667	211,582	217,646	220,906

Selected Ratios

Net interest margin(YTD)	3.80%	3.80%	3.77%	3.84%	3.95%
Annualized return on average assets	1.02%	0.91%	1.01%	1.09%	1.09%
Annualized return on average equity	9.30%	8.33%	9.31%	9.97%	10.02%

Capital Ratios

Total risk-based capital ratio	17.33%	17.62%	17.84%	17.80%	17.36%
Tier 1 capital ratio	16.20%	16.38%	16.65%	16.64%	16.20%
Leverage ratio	9.63%	9.82%	9.72%	9.71%	9.44%

Asset Quality Ratios

Non-performing assets	$4,374	$4,713	$6,595	$5,044	$5,191
Allowance for loan losses	3,987	4,210	3,934	3,762	3,753
Allowance for loan losses to total loans	1.18%	1.27%	1.19%	1.15%	1.16%
Allowance for loan losses to non-performing loans	98.56%	89.87%	63.30%	80.34%	83.03%

Per Share Data

Earnings per share	$0.69	$0.59	$0.65	$0.68	$0.69
Dividend declared per share	0.29	0.28	0.27	0.24	0.24
Book value	29.51	28.95	28.74	27.90	27.41
Common stock price:
Bid	$26.55	$26.35	$23.25	$21.25	$18.25

Ask	28.00	27.22	24.50	21.50	19.85
Weighted average common shares	2,243,439	2,250,758	2,252,039	2,256,348	2,254,044

*	Core deposits are defined as total deposits less time deposits